EXHIBIT 10.2

NOTE EXCHANGE AGREEMENT

This AGREEMENT (the “Agreement”) is made as of the 24th day of May, 2012, by and between:

Wong Tsan Tung, an individual having an address for notice and delivery located at Flat A2, 3/F, 40 Ma Tau Kok Road, Kowloon, Hong Kong

(referred to as “Holder”)

And

Stevia First Corp., a Nevada corporation (the “Company”).

R E C I T A L S:

FIRST, Holder is the registered holder of the Company’s promissory notes with an aggregate outstanding principal balance of Forty-One Thousand Eight Hundred Dollars ($41,800.00) (the “Notes”) and accrued interest payable as of the date of this Agreement (such principal and accrued interest, the “Exchange Consideration”).

SECOND, Holder desires to exchange all of Holder’s right, title and interest in and to the Notes, including all accrued but unpaid interest, for an aggregate of Forty-Nine Thousand Three Hundred Seventy-Eight (49,378) shares (the “Shares”) of the Company’s common stock, and to have the Shares registered in the name of the Holder on the terms and conditions provided for in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

I.  EXCHANGE OF NOTES.

1.01

Delivery of Notes.  Subject to the terms and conditions of this Agreement, at the Closing (a) Holder shall assign, transfer and deliver the Notes to the Company for cancellation, and (b) the Company shall issue the Shares to Holder at the closing as further described in Section 1.03 hereof (the "Closing"), free and clear of all liens, charges, or encumbrances of whatsoever nature.   At the Closing the Notes shall be marked “cancelled”, and shall terminate and become void, and all accrued and unpaid interest on the Notes shall be cancelled.

1.02

Consideration.  The Shares shall be the sole consideration for the exchange and cancellation of (a) the Notes and (b) all accrued and unpaid interest on the Notes, and the parties acknowledge and agree that Holder is acquiring the Shares for an aggregate consideration equal to the Exchange Consideration.  Holder shall have no other remedy or recovery against the Company in connection with the sale, issuance and exchange of the Notes

1.03

Closing.  The Closing of the transactions provided for in this Agreement shall take place on or before May 31st, 2012.  If the Closing does not take place on or before June 15th, 2012, this Agreement shall terminate and the parties shall have no obligations hereunder.

II.  REPRESENTATIONS AND WARRANTIES BY THE HOLDER.

The Holder hereby represents and warrants to the Company that to the best of the Holder’s knowledge, with the intent that the Company will rely on these representations and warranties in entering into this Agreement, and in concluding the  transactions contemplated by this Agreement, that:

3.01

Representations Regarding the Acquisition of the Shares.

(a)  The undersigned Holder understands that the Shares are being issued without registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance, in part, upon the exemptions provided in Section 3(a)(9) and Section 4(2) of the Securities Act and Regulation S (“Regulation S”) promulgated under the Securities Act.  Holder further understands that such exemptions depend in part upon, and that the Shares are being issued in reliance on, the representations and warranties set forth in this Agreement;

(b)

  The undersigned Holder understands that (i) the Shares have not been registered under the Securities Act, or any applicable state securities laws, and may not be sold, offered for sale, pledged or hypothecated or otherwise transferred in the absence of such registration or an exemption from such registration requirements under the Securities Act, (ii) any such transfer may also be subject to compliance with applicable state securities laws and the laws of other applicable jurisdictions and (iii) the Shares have not been approved or disapproved by the United States Securities and Exchange Commission or any state or foreign securities agencies;

(c)  The undersigned Holder understands and acknowledges that the certificate or certificates evidencing the Shares, and any substitutions or replacements thereof, shall bear a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE

WITH APPLICABLE STATE SECURITIES LAWS AND THE LAWS OF OTHER APPLICABLE JURISDICTIONS;”

(d)  The Holder is not an underwriter and is acquiring the Shares solely for investment for the account of the Holder and not with a view to, or for, resale in connection with any distribution within the meaning of the federal securities act, the state securities acts or any other applicable laws;

(e)  The Holder understands the speculative nature and risks of investments associated with the Company and confirms that the Shares are suitable and consistent with his investment program and that his financial position enables him to bear the risks of this investment;

(f)  The Holder represents that he is sophisticated and has had the opportunity to ask questions of the Company and receive additional information from the Company to the extent that the Company possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Company.  Further, the Holder has been given or has had access to:  (1) all material books and records of the Company; (2) all material contracts and documents relating to the Company and this proposed transaction; (3) an opportunity to question the appropriate executive officers of the Company; and, (4) all reports and registration statements filed with the SEC.  The Holder is not relying on any representations or warranties of the Company regarding the Shares other than as expressly set forth herein;

3.02

Authority.  The Holder has the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Holder and constitutes a valid and binding instrument, enforceable in accordance with its terms.

3.03

No Violation.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Holder is a party or by which the Holder is bound.

3.04

Restricted Shares.  The Holder hereby agrees that such shares are restricted securities pursuant to Rule 144(“Rule 144”) under the Securities Act and Regulation S, and therefore the Shares are subject to federal securities laws and applicable regulations in that the Shares may be resold without registration under the Act only in certain limited circumstances.  In this connection, the Holder represents that it is familiar with Rule 144 and Regulation S as presently in effect, and understands that the resale limitations imposed by Rule 144, Regulation S and by the Securities Act. The Holder acknowledges that the Company has not undertaken to register the Shares pursuant to the Securities Act and will have no obligation to effect any registration of the Shares under the Securities Act or to assist the Holder in complying with any exemption from registration under the Securities Act or any state securities laws.

3.05

Regulation S Representations.  The Holder hereby represents and warrants as follows:

(a)

Holder is not a “U.S. Person” (as defined in Rule 902 of Regulation S) and is acquiring the Shares outside the United States in an offshore transaction meeting the requirements of Regulation S;

(b)

Holder is not acquiring, has not offered, and will not offer prior to the expiration of the applicable compliance period pursuant to Rule 903 of Regulation S, the Shares for the account or benefit of any U.S. Person;

(c)

Holder did not become aware of the Company or the Shares through any form of “directed selling efforts” (as defined in Rule 902 of Regulation S), and no general solicitation or general advertising in violation of the Securities Act has been or will be used nor will any offers by means of any directed selling efforts in the United States be made by Holder or any of its representatives in connection with the offer and sale of any of the Shares;

(d)

At the time of the origination of contact concerning the transactions contemplated by this Agreement and on the date of execution and delivery of this Agreement by Holder, Holder was outside the United States;

(e)

Holder’s acquisition of the Shares is not a transaction or part of series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act; and

(f)

Holder is an accredited investor within the meaning of Regulation D promulgated under the Securities Act.

3.06

Stop-Transfer Instructions.  The Holder authorizes the Company to issue stop-transfer instructions to its stock transfer agent whenever necessary or appropriate to ensure that the Holder complies with this Agreement.  The Holder acknowledges that the Company is a party to this Agreement and may take all actions that are necessary and appropriate to enforce this Agreement.

3.07

Advisors.  The Holder represents and warrants that he has consulted with his own tax, investment and legal advisors with respect to the federal, state, local and foreign tax consequences arising from the purchase of the Shares hereunder to the extent the Holder has determined it necessary to protect the Holder’s own interests in connection with the purchase of the Shares in view of the Holder’s prior financial experience and present financial condition and has relied on the Holder’s own analysis and investigation in that of the Holder’s advisors in determining whether to acquire the Shares.

3.08

Ownership of Notes.  Holder owns the Notes free and clear of any and all liens, pledges, charges, security interests, claims, options or encumbrances of any kind whatsoever and pursuant to this Agreement will transfer the Notes to the Company free and clear of any and all liens, pledges, charges, security interests, claims, options or encumbrances.

3.09

Due Authorization.  The Holder has all requisite capacity, power and authority to execute, deliver and perform its obligations under this Agreement.  This Agreement has been duly and validly executed and delivered by Holder and constitutes the valid, legal and binding obligation of Holder enforceable against Holder in accordance with its terms.

IV.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.

4.01

Survival of Representations.  All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof for a period of one (1) year from and after the Closing.

V.  MISCELLANEOUS

5.02

Expenses.  All fees and expenses incurred by the Holder in connection with the transactions contemplated by this Agreement shall be borne by the Holder.

5.03

Further Assurances.  In addition to the actions hereunder and the documents and instruments delivered in accordance herewith, Holder and the Company shall each execute and deliver such other documents and instruments and take such other action as the other party may reasonably request in order to complete and perfect the transactions contemplated by the Agreement..

5.04

Entire Agreement.  This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.  This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

5.05

No Assignments.  Neither party may assign nor delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party.

5.06

Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

5.07

Severability.  In the event that any term, covenant, condition or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

5.08

Governing Law.  This Agreement will be governed exclusively by and construed and enforced in accordance with the laws and Courts prevailing in the State of Nevada, without regard to its conflict-of-laws rules.

5.09

Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) as follows:

If to the Company:

Stevia First Corp.

c/o Robert Brooke

5225 Carlson Rd.

Yuba City, CA  95993

If to the Holder:

Wong Tsan Tung

Flat A2, 3/F

40 Ma Tau Kok Road

Kowloon, Hong Kong

5.10

Effect.  In the event any portion of this Agreement is deemed to be null and void under any state, provincial, or federal law, all other portions and provisions not deemed void or voidable shall be given full force and effect.

5.11

Gender and Number.  Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary

5.12

Counterparts.  This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Facsimile and or pdf email attachment signatures are acceptable and deemed original signatures.

5.13

Attorney Representation.  The Company and the Holder acknowledge that (a) such party has read this Agreement; (b) such party has been represented in the preparation, negotiation and execution of this Agreement by legal counsel of such party’s own choice or has voluntarily declined to seek such counsel; and (c) such party understands the terms and consequences of this Agreement and fully aware of the legal and binding effect of this Agreement.  The Company and the Holder understand that the Company has been represented in the preparation, negotiation and execution of this Agreement by Morrison & Foerster LLP, counsel to the Company, and that Morrison & Foerster LLP has not represented the Holder in the preparation, negotiation and/or execution of this Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Company and the Holder, on the date first above written.

HOLDER:

By:  /s/ WONG TSAN TUNG

Name:  /s/ WONG TSAN TUNG

COMPANY:

STEVIA FIRST CORP.

By  /s/ ROBERT BROOKE

Name:  ROBERT BROOKE

Title:  CEO